EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP



We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated April 9, 1996, except for Note 6 as to which the date is June 28, 1996, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-04475) and related Prospectus of SurVivaLink Corporation for the registration of 2,500,000 shares of its Common Stock.




                                                               Ernst & Young LLP



Minneapolis, Minnesota
July 25, 1996